Exhibit 5


                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246


                                  May 27, 2004


SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201

         Re: Registration Statement on Form S-8 of SCBT Financial Corporation relating to the SCBT Financial Corporation Stock Incentive Plan

Ladies and Gentlemen:

         We have served as counsel to SCBT Financial Corporation, a South Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 600,000 shares of the Company's common stock, par value $2.50 per share (the "Shares"), to be issued by the Company pursuant to the SCBT Financial Corporation Stock Incentive Plan (the "Plan").

         This opinion is given as of the date hereof and is based on facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Plan, the Registration Statement, the Articles of Incorporation of the Company, as amended, listed as an exhibit to the Registration Statement (the "Articles"), the Bylaws of the Company, as amended, listed as an exhibit to the Registration Statement (the "Bylaws"), and such other corporate documents and records and certificates of representatives of the Company and public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and (v) the taking of all required corporate action in relation to the Plan.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and, if and when originally issued by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefor as determined in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We have assumed that the Company and those directors, officers and employees who may acquire Shares or receive options or other rights to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinion expressed herein is contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Articles and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the laws of the State of South Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

         This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and pursuant to the Act and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act.

                                           Very truly yours,

                                           ROBINSON, BRADSHAW & HINSON, P.A.

                                           /s/ Robinson, Bradshaw & Hinson, P.A.

                                                                    Exhibit 23.2



             CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2004, included in SCBT Financial Corporation's 2003 Annual Report on Form 10-K.


/s/ J.W. Hunt and Company, LLP
-------------------------------
J.W. HUNT AND COMPANY, LLP
Columbia, South Carolina
May 26, 2004